Exhibit 99.1

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

(949) 614-5879

Lantronix Reports Second Quarter Fiscal 2014 Financial Results

-- Company Reports Reduced GAAP Net Loss of $0.02 per Share and Non-GAAP Net Income of $0.01 per Share --

Irvine, Calif., January 30, 2014 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications, today reported results for its second fiscal quarter ended December 31, 2013.

Financial Highlights:

▪	Net revenue of $11.0 million
▪	Gross profit as a percentage of net revenue of 49.6%
▪	GAAP net loss of $(323,000), or ($0.02) per share
▪	Non-GAAP net income of $191,000, or $0.01 per share
▪	Second consecutive quarter of non-GAAP net income and positive cash flow from operations
▪	Sequential revenue growth of 11% for Enterprise Solutions product line

Operational and Product Highlights:

•	In January 2014, the Company announced the launch of the xPrintServer® Cloud Print Edition, currently the only Google Cloud Print certified print server. The latest addition to Lantronix’ award-winning mobile printing solutions allows users to print to their installed base of network and USB printers from their Google Cloud Print enabled devices, including Chromebooks and Android smartphones.

•	During the second quarter of fiscal 2014, the Company announced several new product collaborations, including:
o	A partnership with Bixolon, a leading manufacturer of receipt and Auto ID printers, to deliver a mobile printing solution for retail and point of sale customers that utilizes Lantronix’ award-winning xPrintServer® products.
o	A project with Superwinch, a leading manufacturer of consumer and industrial winches, to demonstrate an innovative mobile winch app powered by the Lantronix xPico® Wi-Fi module at SEMA 2013, the world’s premier automotive specialty product trade event.
o	The xPico® Wi-Fi Tower Module, designed specifically for the Freescale Tower™ System. The design kit was developed in collaboration with Freescale Semiconductor, a global leader in embedded processing solutions for the automotive, consumer, industrial and networking markets.

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•	In December 2013, Lantronix launched the XPort® Pro Lx6 embedded device server, the newest addition to its XPort Pro family. The new product allows OEM manufacturers to quickly embed their products with easy-to-deploy, secure and robust device connectivity that is Internet Protocol v6 (IPv6) ready.

“The December quarter marked our second consecutive quarter of non-GAAP net income and sequential quarterly growth in sales of our Enterprise Solutions product line as a result of both new customer acquisitions and increased revenue contribution from several of our new Enterprise Solution product families,” said Kurt Busch, Lantronix president and CEO. “We continue to be pleased with the steady progress of our new OEM Module product families and as customer design wins ramp to production, we expect to reverse the revenue decline in this product line.”

Financial Results for the Second Quarter of Fiscal 2014

Net revenue was $11.0 million for the second quarter of fiscal 2014, a decrease of $1.2 million, compared to $12.2 million for the second quarter of fiscal 2013 and an increase of $85,000, compared to $10.9 million for the first quarter of fiscal 2014. The year-over-year decline in net revenue was primarily due to a decrease in sales of mature product families.

Gross profit as a percentage of net revenue was 49.6% for the second quarter of fiscal 2014, compared to 49.6% for the second quarter of fiscal 2013 and 49.5% for the first quarter of fiscal 2014.

Operating expenses were $5.7 million for the second quarter of fiscal 2014, a decrease of $679,000, compared to $6.4 million for the second quarter of fiscal 2013 and an increase of $76,000, compared to $5.6 million for the first quarter of fiscal 2014.

GAAP net loss for the second quarter of fiscal 2014 was $(323,000), or ($0.02) per share, compared to a GAAP net loss of $(412,000), or ($0.03) per share, for the second quarter of fiscal 2013 and a GAAP net loss of $(267,000) or ($0.02) per share, for the first quarter of fiscal 2014.

Non-GAAP net income for the second quarter of fiscal 2014 was $191,000, or $0.01 per share compared to non-GAAP net income of $70,000 or $0.00 per share for the second quarter of fiscal 2013 and a non-GAAP net income of $220,000, or $0.01 per share, for the first quarter of fiscal 2014. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $6.1 million as of December 31, 2013, an increase of $855,000, compared with $5.2 million as of June 30, 2013.

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Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time) to discuss its second quarter fiscal 2014 financial results. Those wishing to participate in the live call should dial 866-318-8616 (international dial-in 617-399-5135) using the passcode 14576908. A webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

A telephone replay will be available through February 7, 2014 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 71047798.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global provider of smart networking and communications solutions for machine-to-machine (M2M) applications. Lantronix OEM Modules and Enterprise Solutions enable machines, devices and sensors to be securely accessed, managed, monitored and controlled. Easy to integrate and deploy, Lantronix solutions enable customers to capitalize on the convergence of mobility with M2M systems and to participate in the Internet of Things (IoT). Lantronix solutions have applications across many industries including, security, industrial and building automation, transportation, energy, retail, financial, government, consumer electronics, medical and information technology. Founded in 1989, Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com or follow us at www.twitter.com/Lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP operating expenses consist of operating expenses excluding (i) share-based compensation and related payroll taxes and (ii) depreciation and amortization.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

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Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our business plans, our financial and operating results, and our product development strategies. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K and our Form 10-Qs filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

© 2014 Lantronix, Inc. Lantronix, xPico, XPort and xPrintServer are registered trademarks of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders. Specifications subject to change without notice. All rights reserved.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	December 31,	June 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$6,098	$5,243
Accounts receivable, net	2,749	2,599
Contract manufacturers' receivable	424	607
Inventories, net	8,135	8,741
Prepaid expenses and other current assets	545	431
Total current assets	17,951	17,621
Property and equipment, net	1,499	1,687
Goodwill	9,488	9,488
Deferred tax assets	476	476
Other assets	99	87
Total assets	$29,513	$29,359

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,770	$2,870
Accrued payroll and related expenses	1,705	1,516
Warranty reserve	176	193
Short-term debt	–	167
Deferred tax liabilities	476	476
Other current liabilities	3,237	3,877
Total current liabilities	9,364	9,099
Long-term capital lease obligations	29	54
Other non-current liabilities	199	249
Total liabilities	9,592	9,402

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	204,425	203,871
Accumulated deficit	(184,876)	(184,286)
Accumulated other comprehensive income	371	371
Total stockholders' equity	19,921	19,957
Total liabilities and stockholders' equity	$29,513	$29,359

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net revenue (1)	$10,968	$10,883	$12,162	$21,851	$23,364
Cost of revenue	5,531	5,493	6,130	11,024	11,860
Gross profit	5,437	5,390	6,032	10,827	11,504
Operating expenses:
Selling, general and administrative	4,062	3,948	4,719	8,010	8,987
Research and development	1,643	1,681	1,665	3,324	3,274
Total operating expenses	5,705	5,629	6,384	11,334	12,261
Loss from operations	(268)	(239)	(352)	(507)	(757)
Interest expense, net	(7)	(9)	(16)	(16)	(31)
Other income (expense), net	(22)	(6)	(23)	(28)	(18)
Loss before income taxes	(297)	(254)	(391)	(551)	(806)
Provision for income taxes	26	13	21	39	36
Net loss and comprehensive loss	$(323)	$(267)	$(412)	$(590)	$(842)
Net loss per share (basic and diluted)	$(0.02)	$(0.02)	$(0.03)	$(0.04)	$(0.06)
Weighted-average common shares (basic and diluted)	14,621	14,580	14,578	14,600	14,568
Net revenue from related parties	$180	$193	$381	$373	$673

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012

GAAP net loss	$(323)	$(267)	$(412)	$(590)	$(842)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	11	13	10	24	21
Depreciation and amortization	124	117	103	241	202
Total adjustments to cost of revenue	135	130	113	265	223
Selling, general and administrative:
Share-based compensation	159	158	141	317	287
Employer portion of withholding taxes on stock grants	–	–	–	–	1
Depreciation and amortization	93	110	110	203	226
Total adjustments to selling, general and administrative	252	268	251	520	514
Research and development:
Share-based compensation	52	60	55	112	129
Employer portion of withholding taxes on stock grants	–	–	–	–	2
Depreciation and amortization	20	1	3	21	7
Total adjustments to research and development	72	61	58	133	138
Total non-GAAP adjustments to operating expenses	324	329	309	653	652
Interest expense, net	7	9	16	16	31
Other income (expense), net	22	6	23	28	18
Provision for income taxes	26	13	21	39	36
Total non-GAAP adjustments	514	487	482	1,001	960
Non-GAAP net income	$191	$220	$70	$411	$118

Non-GAAP net income per share (diluted)	$0.01	$0.01	$0.00	$0.03	$0.01

Denominator for GAAP net income (loss) per share (diluted)	14,621	14,580	14,578	14,600	14,568
Non-GAAP adjustment	83	87	50	50	92
Denominator for non-GAAP net income per share (diluted)	14,704	14,667	14,628	14,650	14,660

GAAP operating expenses	$5,705	$5,629	$6,384	$11,334	$12,261
Non-GAAP adjustments to operating expenses	(324)	(329)	(309)	(653)	(652)
Non-GAAP operating expenses	$5,381	$5,300	$6,075	$10,681	$11,609

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
OEM Modules	$4,696	$5,218	$5,546	$9,914	$11,334
Enterprise Solutions	6,272	5,665	6,616	11,937	12,030
Net revenue	$10,968	$10,883	$12,162	$21,851	$23,364

	Three Months Ended December 31,
	2013			2012
	OEM Modules	Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$1,732	$4,304	$6,036	$2,220	$4,633	$6,853
EMEA	1,819	1,194	3,013	2,140	1,435	3,575
Japan	512	334	846	610	152	762
Asia Pacific	633	440	1,073	576	396	972
	$4,696	$6,272	$10,968	$5,546	$6,616	$12,162

	Six Months Ended December 31,
	2013				2012
	OEM Modules		Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$3,596	#	$7,990	$11,586	$4,281	$8,527	$12,808
EMEA	3,943	#	2,400	6,343	4,292	2,360	6,652
Japan	1,116	#	715	1,831	1,563	367	1,930
Asia Pacific	1,259	#	832	2,091	1,198	776	1,974
	$9,914		$11,937	$21,851	$11,334	$12,030	$23,364

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